Exhibit 99.1

ILUS Provides Update on Disclosure Status and OTC Markets Listing

NEW YORK, NY, July 17, 2025 (GLOBE NEWSWIRE) – Ilustrato Pictures International Inc. (OTC: ILUS) (“ILUS” or the “Company”), a mergers and acquisitions company focused on acquiring and scaling businesses in the public safety and industrial sectors, today provided an update regarding the status of its financial disclosures and listing position on the OTC Markets.

As previously communicated to shareholders, ILUS consolidates multiple subsidiaries, including publicly traded companies, within its financial reporting. As a result, any downstream delays, such as audit transitions, accounting changes, or filing delays at the subsidiary level, have a direct impact on ILUS’s ability to complete its consolidations and audits in a timely manner.

Over the past two years, ILUS has managed a significant number of moving parts, including new acquisitions, divestitures, a complex acquisition unwind, and the mid-period sale of its subsidiary Quality Industrial to a Nasdaq-listed company. These events, combined with a change in auditors and the need to address legacy SEC comments on historical filings, have unfortunately delayed the ILUS’s 2024 audited financial statements.

ILUS is actively working with its audit team and is in discussions with the SEC to cure prior comments through its upcoming financial disclosures. Based on professional guidance, ILUS has been advised not to file unaudited interim financials, but instead to file fully audited financials when complete. While this is the correct regulatory approach, it creates a short-term conflict with OTC Markets rules, which prohibit companies from having multiple overdue filings. As a result, ILUS may be temporarily moved to the OTC Expert Market until the updated filings are submitted.

ILUS is targeting completion of its filings before the beginning of Q4 and reiterates that any such OTC downgrade would be temporary and procedural.

Management is evaluating the potential filing of a Form S-1 registration statement with the SEC, either shortly after or concurrently with those filings. ILUS may also submit a listing application to Nasdaq, given its view that remaining on the OTC Markets provides limited value to shareholders and has become a constraint on long-term growth.

“Disappointingly, we found ourselves in a perfect storm,” said CEO Nicolas Link. “We were navigating multiple acquisitions, some of which came with inherited accounting issues, while also addressing our own outstanding SEC comments. During this period, we changed auditors, unwound a prior acquisition that required reinstated financials, and completed the sale of a subsidiary mid-period, forcing us to halt consolidation partway through the year. All of this created a highly complex and resource-intensive audit environment. We couldn’t begin the parent-level audit work until the downstream issues were resolved, which only occurred a few months ago. Now, the team is fully focused on completing the process, and it’s our top priority.”

“Filing a registration statement and pursuing a Nasdaq application is a significant task, but one we’ve successfully managed several times within the group. While it may take time to clear comments and become effective, it’s an essential step. We cannot stay on the OTC indefinitely; it offers little strategic value and imposes costs without benefit. It’s time to complete this chapter, resolve SEC matters once and for all, and give management the ability to fully execute our 2026 roadmap and unlock the value we’ve worked hard to build.”

If necessary, ILUS will also file the appropriate forms to return to its previous OTC tier immediately following its updated filings. Regardless of the path, ILUS confirms it will not remain on the OTC Expert Market longer than necessary and intends to operate either on the main OTC tier or a national exchange as soon as possible.

ILUS is working diligently to complete the required audits and filings and will continue to provide shareholders with updates as progress is made.

For further information on ILUS, please see its communication channels:

Website: https://ilus-group.com

X: @ILUS_INTL

YouTube: @ILUSInternational

Email: IR@Ilus-Group.com

Source: ILUS

Forward-Looking Statement

Certain information set forth in this press release contains “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company’s business, projects, and joint ventures; (iv) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vii) renewal of the Company’s current customer, supplier and other material agreements; and (viii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or results expressed or implied by such forward-looking statements. Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements. The Securities and Exchange Commission (“SEC”) has provided guidance to issuers regarding the use of social media to disclose material nonpublic information. In this regard, investors and others should note that we announce material financial information via official Press Releases, in addition to SEC filings, press releases, Questions & Answers sessions, public conference calls, and webcasts also may take time from time to time. We use these channels as well as social media to communicate with the public about our company, our services, and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, considering the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the following social & media channels: Website: https://ilus-group.com X: @ILUS_INTL